UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021

Acropolis Infrastructure Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40584	86-2120451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one public warrant	ACRO.U	New York Stock Exchange

Shares of Class A common stock	ACRO	New York Stock Exchange

Warrants included as part of the units	ACRO WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2021, the board of directors (the “Board”) of Acropolis Infrastructure Acquisition Corp. (the “Company”) approved an increase in the size of the Board from five directors to six directors, and appointed Ian Deason to the Board, effective August 23, 2021. Mr. Deason will serve as a Class III director until the Company’s third annual meeting of stockholders and until his successor is duly elected and qualified (or his earlier death, resignation or removal).

Mr. Deason has served as a Senior Advisor to the airline, JetBlue, since July 2021. Prior to that, he was JetBlue's Head of Customer Experience, leading 16,000 customer-facing crewmembers across JetBlue's network of over 100 cities spanning North, Central and South America. Mr. Deason's responsibility included all airport, contact center and inflight operations across JetBlue's network. Prior to his role as Head of Customer Experience, he held roles of increasing responsibility across commercial and operations functions during his 15 years at JetBlue, where he scaled JetBlue's business, culture and industry-leading customer service through multiple phases of growth. Before joining JetBlue, Mr. Deason worked in investment banking at Credit Suisse and private equity at Carnegie Wylie in Australia. He also served on Capitol Hill as Senior Advisor to the Chairman of the U.S. House of Representatives Committee on Small Business. Mr. Deason currently serves on the advisory board for Tomorrow.io, a weather intelligence platform, and holds a master's degree from Harvard Business School and a bachelor's degree in economics from Northwestern University. Mr. Deason's public company executive experience and background in transportation make him a valuable addition to the Company's board of directors.

The Board has affirmatively determined that Mr. Deason meets the applicable standards for an independent director under the listing rules of the New York Stock Exchange.

In connection with his appointment, Mr. Deason is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

In connection with his appointment to the Board, Mr. Deason will receive a one-time cash compensation of $250,000. In addition, Mr. Deason will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The foregoing is only a summary of the arrangements with Mr. Deason and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreement, a copy of which is filed hereto as Exhibit 10.1.

Other than the foregoing, Mr. Deason is not party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Engagement Letter, dated August 23, 2021, between the Company and Ian Deason.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acropolis Infrastructure Acquisition Corp.

Date: August 25, 2021	By:	/s/ James Crossen
		Name:	James Crossen
		Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

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